Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Second Quarter 2017 Results and Updates Full Year 2017 Guidance

•	Net new business of $603.2 million; Net book-to-bill of 1.32

•	$457.9 million of service revenue; 16.2% growth at actual foreign exchange rates and 16.5% constant currency growth

•	GAAP Net Income per diluted share was $0.45 and GAAP Net Income was $29.5 million

•	Adjusted Net Income per diluted share was $0.79 per share and Adjusted Net Income was $51.7 million

•

Updating full year 2017 service revenue guidance to between $1.825 billion and $1.855 billion, GAAP net income per diluted share to between $2.17 and $2.26,  and Adjusted Net Income per diluted share to between $3.11 and $3.20

RALEIGH, N.C., August 7, 2017 -- PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended June 30, 2017.

For the three months ended June 30, 2017, service revenue was $457.9 million, which represents growth of 16.2%, or $63.7 million, compared to the second quarter of 2016 at actual foreign exchange rates. On a constant currency basis, service revenue grew $65.0 million, an increase of 16.5% compared to the second quarter of 2016.

Net new business for the quarter ended June 30, 2017 was $603.2 million, representing a net book-to-bill ratio of 1.32 for the period. This net new business contributed to an ending backlog of $3.3 billion at June 30, 2017.

“I am pleased with our quarterly financial results as we continued our momentum in the second quarter of 2017,” said Colin Shannon, PRA’s Chief Executive Officer. “We expanded our operating income margins, achieved significant growth in our earnings, generated strong cash flow from operations, and also delivered another quarter of strong new business wins. Our continued strength in net new business is a reflection of the quality and differentiation of our services, and we are well-positioned to continue to drive future growth.”

Direct costs were $300.6 million during the three months ended June 30, 2017 compared to $254.9 million for the second quarter of 2016. Direct costs were 65.6% of service revenue during the second quarter of 2017 compared to 64.7% of service revenue during the second quarter of 2016. The increase in direct costs as a percentage of service revenue is primarily due to an increase in salaries and related benefits as we continue to hire billable staff to ensure appropriate staffing levels for our current studies and our future growth.

Selling, general and administrative expenses were $76.2 million during the three months ended June 30, 2017 compared to $68.5 million for the second quarter of 2016. Selling, general and administrative costs were 16.6% of service revenue during the second quarter of 2017 compared to 17.4% of service revenue during the second quarter of 2016. The decrease in selling, general and administrative expenses as a percentage of revenue is primarily attributable to our ability to continue to effectively leverage our selling and administrative functions as we continue to grow.

There were no transaction-related expenses incurred during the three months ended June 30, 2017. During the three months ended June 30, 2016, we incurred transaction-related expenses of $2.9 million. These costs consist of $2.6 million of stock-based compensation expense related to the release of transfer restrictions on vested options and  $0.3 million of third-party fees incurred in connection with our May 2016 secondary offering.

GAAP net income was $29.5 million for the three months ended June 30, 2017, or $0.45 per share on a diluted basis, compared to GAAP net income of $38.7 million for the three months ended June 30, 2016, or $0.60 per share on a diluted basis. The decrease in GAAP net income is primarily attributable to foreign exchange losses of approximately $15.0 million in the second quarter of 2017 compared with gains of $10.9 million in the second quarter of 2016, offset by the increase in income from operations and a decrease in interest expense.

EBITDA was $65.8 million for the three months ended June 30, 2017, representing a decrease of 19.7% compared to the second quarter of 2016. The decrease in EBITDA was driven by foreign exchange losses primarily related to the revaluation of our short-term intercompany balances between our domestic and international subsidiaries. Adjusted EBITDA was $85.4 million for the three months ended June 30, 2017, representing growth of 16.5% compared to the second quarter of 2016.

Adjusted Net Income was $51.7 million for the three months ended June 30, 2017, representing 27.6% growth compared to the second quarter of 2016. Adjusted Net Income per diluted share was $0.79 for the three months ended June 30, 2017, representing 25.4% growth compared to the second quarter of 2016.

A reconciliation of our non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and our 2017 guidance, to the corresponding GAAP measures is included in this press release.

First Half 2017 Financial Highlights

For the six months ended June 30, 2017, service revenue was $885.0 million, which represents growth of 15.5%, or $118.5 million, compared to the six months ended June 30, 2016 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $121.2 million, representing growth of 15.8% compared to the six months ended June 30, 2016.

Reported GAAP income from operations was $114.9 million, reported GAAP net income was $54.8 million and reported GAAP net income per diluted share was $0.84 for the six months ended June 30, 2017.

Adjusted Net Income was $92.1 million for the six months ended June 30, 2017, an improvement of 22.2% compared to the same period in 2016.  Adjusted Net Income per diluted share was $1.40 for the six months ended June 30, 2017, up 18.6% compared to the same period in 2016.

Guidance

The Company is updating its full year 2017 service revenue guidance to between $1.825 billion and $1.855 billion, representing constant currency growth of  15% to 17%, GAAP net income per diluted share to between $2.17 and $2.26 and Adjusted Net Income per diluted share to between $3.11 and $3.20. We are maintaining our effective income tax rate estimated at approximately 27%. All financial guidance assumes a EURO rate of 1.11 and a GBP rate of 1.30. All other foreign currency exchange rates are as of June  30, 2017. The updated guidance excludes the effects of the recently announced proposed acquisition of Symphony Health Solutions.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on August 8, 2017, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 53132494. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investors.prahs.com. A replay of the conference call will be available online at investors.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 53132494.

Additional Information

A  financial supplement with second quarter 2017 results, which should be read in conjunction with this press release, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q2 2017 Earnings.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and over 14,000 employees worldwide. Since 2000, PRA has participated in approximately 3,500 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 70 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell

Solebury Communications Group

Managing Director

203.428.3213

InvestorRelations@prahs.com or

hodonnell@soleburyir.com

Christine Rogers

PRA Health Sciences, Inc.

Director, Public Relations

919.786.8463

rogerschristine@prahs.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, fail to receive approval for or experience delays in documenting change orders, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is also subject to a number of additional risks associated with its business outside the United States, including foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 23, 2017. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude  stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

 (in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Service revenue	$457,942	$394,249	$885,022	$766,569
Reimbursement revenue	75,782	61,598	136,462	119,501
Total revenue	533,724	455,847	1,021,484	886,070
Operating expenses:
Direct costs	300,611	254,936	588,123	498,423
Reimbursable out-of-pocket costs	75,782	61,598	136,462	119,501
Selling, general and administrative	76,195	68,468	150,463	132,458
Transaction-related costs	—	2,869	—	31,785
Depreciation and amortization	16,101	17,585	31,293	34,538
Loss on disposal of fixed assets, net	150	43	232	71
Income from operations	64,885	50,348	114,911	69,294
Interest expense, net	(10,004)	(13,380)	(19,531)	(28,746)
Loss on extinguishment of debt	—	—	—	(21,485)
Foreign currency (losses) gains, net	(14,956)	10,872	(22,210)	8,082
Other expense, net	(100)	(105)	(280)	(105)
Income before income taxes and equity in income of unconsolidated joint ventures	39,825	47,735	72,890	27,040
Provision for income taxes	10,193	12,312	18,076	7,048
Income before equity in income of unconsolidated joint ventures	29,632	35,423	54,814	19,992
Equity in income of unconsolidated joint ventures, net of tax	26	3,247	68	2,709
Net income	29,658	38,670	54,882	22,701
Net income attributable to noncontrolling interest	(112)	—	(112)	—
Net income attributable to PRA Health Sciences, Inc.	$29,546	$38,670	$54,770	$22,701
Net income per share attributable to common stockholders:
Basic	$0.47	$0.64	$0.88	$0.38
Diluted	$0.45	$0.60	$0.84	$0.35
Weighted average common shares outstanding:
Basic	62,232	60,597	61,908	60,398
Diluted	65,727	64,410	65,586	64,139

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$113,400	$144,623
Restricted cash	1,578	4,715
Accounts receivable and unbilled services, net	607,322	439,053
Other current assets	42,807	36,346
Total current assets	765,107	624,737
Fixed assets, net	103,322	87,577
Goodwill	1,025,198	971,980
Intangible assets, net	480,228	473,976
Other assets	35,802	32,121
Total assets	$2,409,657	$2,190,391
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$39,063	$31,250
Accounts payable	69,899	51,335
Accrued expenses and other current liabilities	168,358	149,113
Advanced billings	375,866	332,501
Total current liabilities	653,186	564,199
Long-term debt, net	794,401	797,052
Other long-term liabilities	113,887	99,888
Total liabilities	1,561,474	1,461,139
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized shares at June 30, 2017 and December 31, 2016; 62,628,862 and 61,597,705 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	626	616
Additional paid-in capital	886,104	879,067
Accumulated other comprehensive loss	(173,062)	(224,686)
Retained earnings	129,025	74,255
Equity attributable to PRA Health Sciences, Inc. stockholders	842,693	729,252
Noncontrolling interest	5,490	—
Total stockholders' equity	848,183	729,252
Total liabilities and stockholders' equity	$2,409,657	$2,190,391

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$54,882	$22,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,293	34,538
Amortization of debt issuance costs and discount	964	2,343
Amortization of terminated interest rate swaps	3,178	2,022
Stock-based compensation	4,236	3,274
Non-cash transaction-related costs	—	29,421
Unrealized foreign currency losses (gains)	21,920	(8,851)
Loss on extinguishment of debt	—	21,485
Deferred income taxes	(1,290)	(9,696)
Equity in income of unconsolidated joint ventures	(68)	(2,709)
Other reconciling items	1,072	121
Changes in operating assets and liabilities:
Accounts receivable, unbilled services, and advanced billings	(121,265)	(47,447)
Other operating assets and liabilities	21,015	(23,150)
Net cash provided by operating activities	15,937	24,052
Cash flows from investing activities:
Purchase of fixed assets	(21,979)	(17,546)
Cash paid for interest on interest rate swap	(591)	(607)
Proceeds from the sale of WuXiPRA	—	3,700
Proceeds from the sale of fixed assets	49	—
Acquisition of Parallel 6, Inc., net of cash acquired	(39,484)	—
Acquisition of Takeda PRA Development Center KK, net of cash acquired	2,680	—
Acquisition of Takeda Pharmaceutical Data Services, Inc., net of cash acquired	437	—
Acquisition of Nextrials, Inc., net of cash acquired	—	(4,147)
Net cash used in investing activities	(58,888)	(18,600)
Cash flows from financing activities:
Borrowings on accounts receivable financing agreement	20,000	120,000
Repayments of long-term debt	(15,625)	(133,559)
Borrowings on line of credit	30,000	110,000
Repayments on line of credit	(30,000)	(110,000)
Payment of debt prepayment and debt extinguishment costs	—	(17,824)
Proceeds from stock option exercises	2,810	366
Payment of acquisition-related contingent consideration	(400)	—
Net cash provided by (used in) financing activities	6,785	(31,017)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	1,806	358
Change in cash, cash equivalents, and restricted cash	(34,360)	(25,207)
Cash, cash equivalents, and restricted cash, beginning of period	149,338	126,125
Cash, cash equivalents, and restricted cash, end of period	$114,978	$100,918

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to PRA Health Sciences, Inc.	$29,546	$38,670	$54,770	$22,701
Depreciation and amortization	16,101	17,585	31,293	34,538
Interest expense, net	10,004	13,380	19,531	28,746
Provision for income taxes	10,193	12,312	18,076	7,048
EBITDA	65,844	81,947	123,670	93,033
Stock-based compensation expense (a)	2,307	1,770	4,236	3,274
Loss on disposal of fixed assets, net (b)	150	43	232	71
Loss on extinguishment of debt (c)	—	—	—	21,485
Foreign currency losses (gains), net (d)	14,956	(10,872)	22,210	(8,082)
Other non-operating expense, net (e)	100	105	280	105
Equity in income of unconsolidated joint ventures, net of tax	(26)	(3,247)	(68)	(2,709)
Transaction-related costs (f)	—	2,869	—	31,785
Acquisition-related costs (g)	1,523	—	2,904	—
Lease termination expense (h)	—	126	26	151
Severance and restructuring charges	—	(213)	—	(213)
Non-cash rent adjustment (i)	502	781	1,152	1,768
Non-operating income attributable to noncontrolling interest	68	—	68	—
Adjusted EBITDA	$85,424	$73,309	$154,710	$140,668

Net income attributable to PRA Health Sciences, Inc.	$29,546	$38,670	$54,770	$22,701
Amortization of intangible assets	9,344	11,651	18,169	22,971
Amortization of deferred financing costs	483	1,149	964	2,344
Amortization of terminated interest rate swaps	1,649	1,123	3,178	2,022
Stock-based compensation expense (a)	2,307	1,770	4,236	3,274
Loss on disposal of fixed assets, net (b)	150	43	232	71
Loss on extinguishment of debt (c)	—	—	—	21,485
Foreign currency losses (gains), net (d)	14,956	(10,872)	22,210	(8,082)
Other non-operating expense, net (e)	100	105	280	105
Equity in income of unconsolidated joint ventures, net of tax	(26)	(3,247)	(68)	(2,709)
Transaction-related costs (f)	—	2,869	—	31,785
Acquisition-related costs (g)	1,523	—	2,904	—
Lease termination expense (h)	—	126	26	151
Severance and restructuring charges	—	(213)	—	(213)
Non-cash rent adjustment (i)	502	781	1,152	1,768
Non-operating income attributable to noncontrolling interest	68	—	68	—
Total adjustments	31,056	5,285	53,351	74,972
Tax effect of total adjustments (j)	(8,922)	(3,443)	(15,997)	(22,274)
Adjusted net income	$51,680	$40,512	$92,124	$75,399

Diluted weighted average common shares outstanding	65,727	64,410	65,586	64,139

Adjusted net income per diluted share	$0.79	$0.63	$1.40	$1.18

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(in millions, except per share amounts)

(unaudited)

	FY 2017
	Adjusted net income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$144.0	$150.0	$2.17	$2.26
Adjustments:
Amortization of intangible assets	38.0	38.0	0.58	0.58
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	7.0	7.0	0.11	0.11
Stock-based compensation expense (a)	9.0	9.0	0.14	0.14
Foreign currency losses, net (d)	22.0	22.0	0.33	0.33
Acquisition-related costs (g)	3.0	3.0	0.05	0.05
Non-cash rent adjustment (i)	3.0	3.0	0.05	0.05
Total adjustments	84.0	84.0	1.29	1.29
Tax effect of total adjustments (j)	(23.0)	(23.0)	(0.35)	(0.35)
Adjusted net income and adjusted net income per diluted share	$205.0	$211.0	$3.11	$3.20

(a)

Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (f).

(b)

Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)

Loss on extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)

Foreign currency (gains) losses, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)

Other non-operating (income) expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)

Transaction-related costs primarily relate to costs incurred in connection with the March and May 2016 secondary offerings and receivables financing agreement. These costs include $24.5 million of one-time non-cash stock-based compensation expense related to the accelerated vesting and release of the transfer restrictions of certain performance- based stock options and $4.9 million of stock-based compensation expense associated with the release of the transfer restrictions on a portion of service-based vested options in connection with the announcement of our March and May 2016 secondary offerings. In addition, we incurred $2.4 million of third-party fees associated with the secondary offerings and the closing of our accounts receivable financing agreement.

(g)

Acquisition-related costs primarily relate to costs incurred in connection with the integration cost for the Takeda joint venture and Parallel 6, Inc., as well as costs related to other potential acquisitions to enhance our strategic objectives.

(h)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.
(i)

We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(j)	Represents the tax effect of the total adjustments at our estimated effective tax rate.

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